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                                                                      EXHIBIT 10

                      MANAGEMENT RIGHTS PURCHASE AGREEMENT



         THIS MANAGEMENT RIGHTS PURCHASE AGREEMENT ("Agreement"), dated as of July 27, 2005, is by and among Parthenon Management Partners, LLC, a California limited liability company (the "Company"), Andrew A. Brooks, M.D. and Randhir S. Tuli, both residents of the State of California (each an "Owner" and, collectively, the "Owners") (the Company and the Owners being, collectively, the "Sellers") and SymbionARC Management Services, Inc., a Tennessee corporation ("Purchaser"). The Company, Owners and Purchaser are sometimes referred to herein individually as a "Party" and collectively as the "Parties." Symbion Ambulatory Resource Centres, Inc., a Tennessee corporation ("SARC"), joins herein solely for the purposes of manifesting its agreement with Article VIII hereof.

                                    RECITALS:

         WHEREAS, as of the date hereof, the Owners collectively own 100% of the outstanding membership interests of the Company; and

         WHEREAS, the Owners are the holders of outstanding membership interests comprised of membership units of ownership (collectively, the "Ownership Interests") in Specialty Surgical Centers, LLC, a California limited liability company (the "Beverly Hills LLC"), Specialty Surgical Center of Encino, LLC, a California limited liability company (the "Encino LLC"), Specialty Surgical Center of Irvine, LLC, a California limited liability company (the "Irvine LLC"), Specialty Surgical Center of Arcadia, LLC, a California limited liability company (the "Arcadia LLC") and Specialty Surgical Center of Thousand Oaks, LLC, a California limited liability company (the "Thousand Oaks LLC") (each an "LLC" and collectively, the "LLCs"); and

         WHEREAS, the Beverly Hills LLC leases space for, owns the assets of, and operates an outpatient surgery center located at 9575 Brighton Way, Suite 100, Beverly Hills, CA 90210 (the "Brighton Center") and owns a 99% general partner interest in Specialty Surgical Center of Beverly Hills, L.P., a California limited partnership (the "Wilshire Partnership"), which leases space for, owns the assets of, and operates an outpatient surgery center located at 8670 Wilshire Boulevard, Suite 300, Beverly Hills, CA 90211 (the "Wilshire Center");

         WHEREAS, the Encino LLC owns a 99% general partner interest in Specialty Surgical Center of Encino, L.P., a California limited partnership (the "Encino Partnership"), which leases space for, owns the assets of, and operates an outpatient surgery center located at 16501 Ventura Boulevard, Suite 103, Encino, CA 91436 (the "Encino Center");

         WHEREAS, the Irvine LLC owns a 99% general partner interest in Specialty Surgical Center of Irvine, L.P., a California limited partnership (the "Irvine Partnership"), which leases space for, owns the assets of, and operates an outpatient surgery center located at 15825 Laguna Canyon Road, Suite 200, Irvine, CA 92618 (the "Irvine Center");

         WHEREAS, the Arcadia LLC owns a 99% general partner interest in Specialty Surgical Center of Arcadia, L.P., a California limited partnership (the "Arcadia Partnership"), which leases space for, owns the assets of, and operates an outpatient surgery center located at 51 North Fifth Avenue, Suite 101, Arcadia, CA 91006 (the "Arcadia Center");


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         WHEREAS, the Thousand Oaks LLC intends to lease space for, own the assets of, and operate an outpatient surgery center located at 696 Hampshire Road, Thousand Oaks, CA 91361 (the "Thousand Oaks Center");

         WHEREAS, the Brighton Center, the Wilshire Center, the Encino Center, the Irvine Center, the Arcadia Center and the Thousand Oaks Center are referred to individually as a "Center" and, collectively, the "Centers"; and

         WHEREAS, the Beverly Hills LLC and the Encino LLC are referred to individually as an "Existing Center LLC" and, together, as the "Existing Center LLCs"; and

         WHEREAS, the Irvine LLC, the Arcadia LLC and the Thousand Oaks LLC are referred to individually as a "Developing Center LLC" and, collectively, as the "Developing Center LLCs";

         WHEREAS, in the case of each LLC that is a member of a Partnership, the Partnership of which the LLC is a Member is referred to hereinafter as that LLC's "Applicable Partnership";

         WHEREAS, Affiliates of Purchaser have entered into a Purchase Agreement, of even date herewith (the "Membership Interest Purchase Agreement"), pursuant to which such Affiliates of Purchaser will acquire units of membership interest in each LLC (the "Ownership Interests") from the members of each such LLC (including the Owners) and will acquire the right and option to acquire additional Ownership Interests from such members of each such LLC (including the Owners), all as further described in the Membership Interest Purchase Agreements; and

         WHEREAS, in addition to the Ownership Interests, the Owners and the Company collectively own rights in and to those certain economic interests that entitle such Persons to receive consideration for and obligate such Persons to perform certain management responsibilities for each Center (collectively, the "Management Rights") under Sections 5.6(a) and 5.6(b) of the Operating Agreement of the Beverly Hills LLC, Sections 5.6(a) and 6.4(b) of the Operating Agreement of the Encino LLC, Sections 5.7(a) and 6.2(f) of each the Operating Agreement of the Irvine LLC, the Operating Agreement of the Arcadia LLC and the Operating Agreement of the Thousand Oaks LLC;

         WHEREAS, as a condition to the closing of the transactions contemplated by the Membership Interest Purchase Agreement, each LLC is required to terminate the Management Rights and in lieu thereof execute and deliver to one or more Affiliates of Purchaser identified on Schedule 1 hereto a Management Agreement substantially in the form of Exhibit 1.2 hereto (each a "Management Agreement"), pursuant to which such Affiliate(s) of Purchaser shall become entitled to receive consideration for and obligate such Affiliate(s) of Purchaser to perform certain management responsibilities for and on behalf of each Center from and after the date of the Closing (as defined in the Membership Interest Purchase Agreement); and

         WHEREAS, in order to convey and assign the Management Rights so as to permit the Existing Center LLCs and Developing Center LLCs to cancel them and execute and deliver the Management Agreements, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, the Management Rights on the terms and conditions of this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and of the promises and mutual covenants contained herein, the Parties hereby agree as follows:


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                    I. PURCHASE AND SALE OF MANAGEMENT RIGHTS

         1.1. Purchase and Sale of Management Rights. Subject to the terms and conditions hereof, in reliance upon the representations and warranties of the other Parties set forth herein, and in exchange for the payment of the Purchase Price hereunder and the other covenants and obligations set forth herein, at the Closing (as hereinafter defined), Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell, assign, transfer and deliver to Purchaser, the Management Rights. The Management Rights being transferred hereunder do not include, and the Sellers shall retain, the right to any compensation earned, or rights to reimbursement of expenses thereunder with respect to all periods prior to the Closing.

         1.2. Consideration.

                  (a) Subject to the terms and conditions hereof, in reliance upon the representations and warranties of the Sellers set forth herein, and as consideration for the assignment of the Management Rights and the other covenants and obligations set forth herein, Purchaser agrees to tender to the Sellers as the purchase price hereunder (I) FIVE MILLION EIGHT HUNDRED SIXTEEN THOUSAND DOLLARS ($5,816,000) (the "Initial Purchase Price"), and (II) the Deferred Payment (if any) with respect to each Center. The Initial Purchase Price (less the (i) aggregate amount of "Individual Escrow Amounts" set forth on Exhibit A to the MIPA with respect to each Seller's sale of the Management Rights and (ii) AH Escrow Amount defined below) shall be payable to the Sellers at the Closing. The Deferred Payment with respect to any Center shall be paid to the Sellers at the end of the Payment Period (as defined in Consulting Agreement) for that Center. All payments due hereunder shall be made in immediately available funds by electronic wire transfer to an account designated by the Sellers. No party will take any steps intended to delay collection of Fees.

                  (b) From the Initial Purchase Price, an amount equal to THREE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND NO/100 DOLLARS ($333,333.00) (the "AH Escrow Amount") shall be withheld from delivery to the Sellers and, instead, be delivered to the Escrow Agent in cash at Closing, by wire transfer of immediately available funds, pursuant to the Escrow Agreement substantially in the form of Exhibit 1.2(b) (the "Escrow Agreement") attached to this Agreement and incorporated into this Agreement by reference. The Parties acknowledge and agree that the AH Escrow Amount represents that portion of the Initial Purchase Price that is consideration for the Management Rights of Sellers with respect to the Thousand Oaks Center. If there shall have been a Successful Syndication of the Thousand Oaks LLC on or before December 31, 2005, then within ten (10) days after the Successful Syndication, the Purchaser shall instruct the Escrow Agent to distribute the AH Escrow Amount to the Sellers. If there shall not have been a Successful Syndication of the Thousand Oaks LLC on or before December 31, 2005, then all of the AH Escrow Amount shall be returned to the Purchaser, and Purchaser shall have no obligation hereunder to acquire Management Rights with respect to the Thousand Oaks LLC and the Initial Purchase Price under Section 1.2(a) shall be deemed to have automatically been reduced by the amount of the AH Escrow Amount. As used herein, "Successful Syndication" means the closing of the sale of not less than sixty percent (60%) of the membership interests in the Thousand Oaks LLC to not fewer than fifteen
         (15) suitable purchasers (for this purpose, individual physician members of a "Physician Entity" (as defined in the Operating Agreement of the Thousand Oaks LLC) who are anticipated to use the Thousand Oaks Center as an extension of their practices will each be counted as an individual purchaser), all of whom must be acceptable to the Purchaser in such Purchaser's reasonable discretion.



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                  (b) Not later than the date described in Section 1.2(a),
         Purchaser shall calculate in good faith the amount of the Deferred Payment then due and deliver to the Sellers a statement (the "Statement") setting forth such calculation in reasonable detail together with a check for the amount shown as due thereunder. The Sellers shall be entitled to audit the books and records of the Manager and its affiliates upon which any Statement is based. The Sellers shall pay all costs and expenses of the audit unless such examination shows an underpayment of at least ten percent (10%) or more of the total amount payable during the period covered by the audit, in which case the costs of the audit shall be paid by the Purchaser. Any underpayment will bear interest at prime plus 2%, and the amount of such underpayment shall be paid by Purchaser within two (2) business days of its calculation.

                  (c) As used herein,

                           (i) "Deferred Payment" means (i) three and one-half (3.5) times the TTM Fees (defined below) with respect to an Existing Center LLC, or (ii) two and seventy two one-hundredths (2.72) times the TTM Fees with respect to a Developing Center LLC, such calculations being based for purposes hereof on the product of, in the case of Existing Center LLCs, seven (7.0), and in the case of Developing Center LLCs, six and eight-tenths (6.8), in all cases multiplied by the percentage of Fees required by the Consulting Agreement to be paid to Sellers as a "Consulting and Oversight Fee" (defined that term is defined in Section 2.1 of the Consulting Agreement); provided, however, in the event that a Repurchase Notice shall have been delivered in accordance with Section 1.4(f) of the Membership Interest Purchase Agreement and the election provided in Section 1.4(g)(2) of the Membership Interest Purchase Agreement shall have been made, then the Deferred Payment with respect to such Developing Center LLC shall instead equal the Management Agreement Termination Fee (as defined in such Section 1.4(f)) and provided further, however, that the Deferred Payment for any Center shall be zero in the event the Payment Period ends as a result of (i) a termination of the related Management Agreement in accordance with Section 1.4(g) of the Membership Interest Purchase Agreement or (ii) Manager (or its affiliates) ceasing to be the manager of that Center following the natural expiration of the term of the relevant Management Agreement.

                           (ii) "Fees" means, with respect to a Center, all fees payable to Manager and its Affiliates, without any deductions whatsoever, under a Management Agreement (but not the amount of any expense reimbursements made under the Management Agreements). No amendment or termination of any Management Agreement will affect the calculation of the Fees, which will continue to be calculated based on the terms of the Management Agreement in force on the date hereof unless otherwise consented in writing by the Sellers.

                           (iii) "TTM Fees" means, with respect to a Center, the Fees actually received by Purchaser and its Affiliates under and pursuant to a Management Agreement for the twelve calendar months ending with the month prior to the date on which the applicable payment is due (such date being the "Payment Term Ending Date").

         1.3. Assignment. The sale, assignment, transfer and delivery of the Management Rights shall be made by each Seller's execution and delivery at the Closing of an Assignment substantially in the form attached as Exhibit 1.3 hereto (the "Assignment") and the delivery by each LLC (or its Applicable Partnership) of the executed Management Agreement. From and after the closing of the transactions contemplated by the Membership Interest Purchase Agreement, the Management Rights shall be cancelled and, thereafter, the Management Agreements shall supersede and replace the Management Rights.



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

         1.4. No Assumption of Liabilities. Purchaser shall not assume, at the Closing or otherwise, any liability of any Seller, and each Seller covenants and agrees to satisfy, when due, all of its liabilities, indebtedness and obligations. Purchaser shall not be responsible, from and after the Closing or otherwise, for any other of the Sellers' leases, contracts, liabilities, indebtedness or any other obligations incurred by a Seller, fixed or contingent, disclosed or undisclosed.

         1.5. Closing. The sale and purchase of the Management Rights and other activities provided for herein (the "Closing") shall take place at Waller Lansden Dortch and Davis, PLLC, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, or at such other place as the Parties may agree upon, on the first business day following the satisfaction (or waiver) of all of the conditions to closing set forth in Articles VI and VII hereof (such date being the "Closing Date"), and the Closing shall be deemed effective at 12:01 a.m. on the Closing Date.

         1.6. Interpretation. In this Agreement, unless the context otherwise requires:

         (a) references to this Agreement are references to this Agreement and to the Schedules and Exhibits attached hereto;

         (b) references to Articles and Sections are references to articles and sections of this Agreement;

         (c) references to any Party to this Agreement shall include references to its respective successors and permitted assigns;

         (d) references to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal;

         (e) references to a person shall include references to any individual, company, body corporate, association, limited liability company, firm, joint venture, trust or governmental entity or agency;

         (f) the terms "hereof," "herein," "hereby" and derivative or similar words will refer to this entire Agreement;

         (g) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the Parties from time to time;

         (h) the word "including" shall mean including without limitation;

         (i) each representation, warranty and covenant contained herein shall have independent significance and, if any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant, provided that indemnification for any such breach shall be only in accordance with and subject to the limitations of Article VIII hereof; and

         (j) in respect of a party, the term "Affiliate" shall mean any entity controlling, controlled by or under common control with such party.



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                  II. REPRESENTATIONS AND WARRANTIES OF SELLERS

         Except as set forth in a Schedule called for hereunder (each of which shall refer to a specific section to which such Schedule shall apply), the Owners and the Company hereby jointly and severally represent and warrant to Purchaser as follows:

         2.1. Authorization and Binding Effect of Owners. The Company and each Owner has all necessary authority and power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken all action required to be taken to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding agreement or commitment against the Company and the Owners in accordance with its terms. The execution of this Agreement by the Company and the Owners, the performance by the Company and the Owners of their obligations hereunder and the consummation of the transactions contemplated hereby by the Company and the Owners will not require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit termination of, or result in the creation or imposition of any lien upon any properties, assets or business of the Company or an Owner under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which any of them is a party or by which any of them of their respective assets or properties is bound or encumbered, except as indicated on Schedule 2.1 hereof. No notice to, filing or registration with or authorization, consent or approval of any public body or governmental or regulatory authority is necessary for the consummation by the Company or the Owners of the transactions contemplated by this Agreement, except as indicated on Schedule 2.1 hereto. Each Owner is a resident of the State of California.

         2.2. Organization of the Company. The Company is a limited liability company duly organized and validly existing in good standing under the laws of the State of California, has full power and authority to own and operate its property and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its property or business requires.

         2.3. Capitalization. The Owners own 100% of the issued and outstanding equity securities of the Company.

         2.4. Representations Regarding the Management Rights.

         (a) The Management Rights are being transferred hereunder free and clear of any liens or claims, and upon amendment of the Operating Agreements, no person will have any further claim thereunder for periods following the Closing Date. Attached hereto as Schedule 2.4(a) are state and local UCC searches on the Sellers and, except as disclosed thereon, the Sellers have good title to the Management Rights, free and clear of all liens, claims or encumbrances. Schedule 2.4(a) reflects all security interests relating to the Management Rights in every place where security interests created or perfected by filing are legally required to be filed and include copies of all such financing statements.

         (b) Each Seller is in compliance with the terms and requirements of the Management Rights; no event or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with, is in a violation or breach of, or gives any party the right to declare a default on such Management Rights or exercise any remedy with respect thereto, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Management Right; no LLC or Applicable Partnership has given or received any



                                       6
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written unresolved notice or other unresolved written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Management Right; and there is no litigation, arbitration, governmental claim, investigation or proceeding, pending or, to the knowledge of any Seller, threatened, against any Seller at law or in equity, before any court, arbitration tribunal or governmental agency, relating to any of the Management Rights, and no Seller knows of any facts on which claims may legitimately or reasonably be hereafter made against a Seller and relating to any of the Management Rights.

         2.5. Calculation of Management Fees. Each Seller acknowledges that the Initial Purchase Price for the Management Rights was determined by multiplying the revenues of the Sellers derived from the Management Rights in the Existing Center LLCs for the twelve month period ended December 31, 2004, times three and one-half (3.5), plus an additional one million dollars ($1,000,000) as consideration for the Management Rights in the Developing Center LLCs. The revenues of the Sellers derived from the Management Rights during the twelve month periods ended December 31, 2003 and 2004 were $1,424,180.68 and $1,392,087.78 respectively.

         2.6. Court Orders, Decrees and Compliance with Laws. There is not outstanding or, to the Company's or any Owners' knowledge, threatened, any order, writ, injunction or decree or any court, governmental agency or arbitration tribunal against or affecting the Company, the Management Rights. The Company is in compliance with all applicable federal, state and local laws, regulations and administrative orders, except where noncompliance therewith would not have an adverse effect on the Company or the Management Rights, and has received no unresolved notices of alleged violations thereof. There are no proceedings against the Company and, to each Owners' and the Company's knowledge, no governmental authority is currently conducting an investigation and no such investigation or proceeding is being threatened.

         2.7. No Finders or Brokers. Neither the Company nor any Owner has engaged any finder or broker in connection with the transactions contemplated hereunder.

         2.8 Licenses. Except as set forth on Schedule 2.8, no licenses, permits or approvals have been needed and/or have been required by law for Sellers to exercise the Management Rights or to discharge the obligations associated therewith.

         2.9 No Untrue or Inaccurate Representation or Warranty. No representation or warranty by Owners or the Company set forth in this Agreement contains or will contain any untrue statement of fact, or omits or will omit to state a fact necessary to make the statements therein not misleading.

                III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company and the Owners as follows:

         3.1. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority to conduct its business as now being conducted and is duly qualified to do business in each jurisdiction in which the nature of its property or business requires.

         3.2. Authorization and Binding Effect. Purchaser has all necessary authority and corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken all action required to be taken by or on the part of Purchaser to authorize the execution, delivery and performance of this Agreement. This Agreement



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constitutes a valid and binding agreement enforceable against Purchaser in accordance with its terms. The execution of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation of the transaction contemplated hereby by Purchaser will not require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit termination of, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound or encumbered, except as indicated on Schedule 3.2 hereof. Assuming the accuracy of the representations in Section 2.2 hereof, no notice to, filing or registration with or authorization, consent or approval of any public body or governmental or regulatory authority is necessary for the consummation by Purchaser of the transaction contemplated by this Agreement, except as indicated on Schedule 3.2 hereto.

         3.3. Ownership. Purchaser is a wholly-owned direct or indirect subsidiary of SARC, which is a wholly owned subsidiary of Symbion, Inc., a Delaware corporation.

         3.4. No Finders or Brokers. Purchaser has not engaged any finder or broker in connection with the transactions contemplated hereunder.

         3.5. No Untrue or Inaccurate Representation or Warranty. No representation or warranty by Purchaser set forth in this Agreement contains or will contain any untrue statement of fact, or omits or will omit to state a fact necessary to make the statements therein not misleading.

                           IV. COVENANTS OF PURCHASER

         4.1 Best Efforts. Purchaser hereby covenants and agrees to take all necessary corporate action and to use its reasonable best efforts to obtain all consents and approvals required to carry out the transactions contemplated herein and to satisfy the conditions specified herein. Between the date hereof and the Closing Date, Purchaser will use reasonable efforts to keep the representations and warranties contained in Article III hereof true and correct at and as of the Closing Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by Purchaser at the Closing shall have been satisfied

         4.2. Notification of Certain Matters. Until the Closing Date, Purchaser promptly advise the Sellers in writing of (i) any change or event that would cause any condition to closing in Article VI or VII to be unable to be satisfied, (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (iii) the existence of any matter arising or discovered which would have been required to be set forth or described in a disclosure schedule delivered pursuant to Article III of this Agreement. Purchaser shall promptly notify the Sellers of any action, suit or proceeding that shall be instituted or threatened against Purchaser to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

                             V. COVENANTS OF SELLERS

         5.1. Best Efforts. Each Owner and the Company shall take all necessary action and use reasonable best efforts to obtain all consents and approvals required to carry out the transactions contemplated herein and to satisfy the conditions specified herein.

         5.2. Access and Information. Between the date hereof and the Closing, the Sellers shall cooperate fully in the providing Purchaser full access to all records of the Centers and any Seller, and Owners shall confer on a regular and frequent basis with one or more representatives of Purchaser to report material operational matters of the Centers and to report the general status of ongoing operations of the Centers. Owners shall notify Purchaser of any material adverse change in the financial position, earnings or business of the Company after the date hereof and prior to the Closing and any unexpected emergency or other unanticipated change in the business of the Company and of any governmental complaints, investigations or hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) or of any other matter which may be material to the Company and shall keep Purchaser reasonably informed of such events.

         5.3. Conduct of Business. Between the date hereof and the Closing Date, except as contemplated by the transactions completed by the Membership Interest Purchase Agreement and hereunder, or otherwise approved by Purchaser in its sole discretion, the Sellers shall conduct their business insofar as it is related to the Management Rights only in the ordinary course thereof consistent with past practice and use reasonable efforts to keep the representations and warranties contained in Article II hereof true and correct at and as of the Closing Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by the Sellers at the Closing shall have been satisfied.

         5.4. Notification of Certain Matters. Until the Closing Date, the Sellers shall promptly advise Purchaser in writing of (i) any change or event that would cause any condition to closing in Article VI or VII to be unable to be satisfied, (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) the existence of any matter arising or discovered which would have been required to be set forth or described in a disclosure schedule delivered pursuant to Article II of this Agreement. Each Seller shall promptly notify Purchaser of any action, suit or proceeding that shall be instituted or threatened against such Seller to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

         5.5. Exclusivity . During the period from the date of this Agreement until its termination in accordance with Article IX hereof, each Owner and the Company shall not, and will cause each of its and their respective agents, employees, and affiliates to not, except as expressly contemplated herein, directly or indirectly, initiate, encourage, conduct or hold discussions with any corporation, partnership, person or other entity (other than Purchaser and its Affiliates) (a "Third Party") concerning:

                  (a) a purchase, affiliation, joint venture or lease of all, or a material part of, the Management Rights, the Company or any Center by a Third Party;

                  (b) the management of any Center by a Third Party;

                  (c) the transfer by any Seller of any of its ownership in the Company, the Management Rights or the Centers to a Third Party; or

                  (d) the issuance by the Company of any debt, equity or hybrid securities.

If an Owner or the Company shall receive any unsolicited offer or correspondence relating to a transaction of the type described in this Section 5.5, such Owner or the Company, as the case may be, shall promptly notify Purchaser of any such transaction or negotiations and disclose the terms of any such proposal.



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

         5.6. Acknowledgement of Reliance and Inducement. The Sellers acknowledge and agree that their execution, delivery and performance of the Consulting Agreement, and specifically the covenants and obligations set forth in Article IV thereof, were a material inducement for the affiliates of Manager to enter into and to consummation the transactions contemplated by this Agreement and the MIPA, and Purchaser would not have entered into or consummated the transactions contemplated by this Agreement and the MIPA unless the Sellers had agreed to the provisions of Article IV of the Consulting Agreement. This acknowledgement is not intended to imply or support any increased damages (beyond those specified herein and/or in the MIPA) for any breach of this Agreement, nor shall it be used for such purpose.

                     VI. CONDITIONS TO CLOSING BY PURCHASER

         Except as may be waived by Purchaser, the obligations of Purchaser to purchase the Management Rights and to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

         6.1. Compliance. All of the representations and warranties of the Company and Owners contained in Article II of this Agreement shall be true as of the date of this Agreement and as of the time of the Closing, except as would not individually or in the aggregate have a material adverse effect on the Company, the Business or the results of operations or financial condition of any Center and the Company and the Owners shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, except for noncompliance which would not individually or in the aggregate have a material adverse effect on the Company, the Business or the results of operations or financial condition of any Center. Purchaser shall have been furnished a certificate dated the Closing Date and signed by an Owner or authorized representative of the Company to the foregoing effect.

         6.2. Consents, Authorizations, Etc. All necessary licenses, certifications, permits and approvals from federal, state and local governmental units for the transactions contemplated hereby shall have been issued to the Company in form and substance reasonably satisfactory to Purchaser.

         6.3. No Action or Proceeding. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation of, or to seek damages in a material amount by reason of, the transactions contemplated hereby, and no governmental authority shall have asserted that these transactions constitute a violation of law or give rise to liability on the part of Purchaser or the Company.

         6.4. Good Standing Certificate. Owners shall have delivered to Purchaser a good standing certificate issued with respect to the Company, issued by the Secretary of State of the State of California, dated as of a date that is not more than 15 days prior to the Closing Date.

         6.5. No Material Adverse Effect. The operations of the Company shall have been conducted in the ordinary course of business, consistent with past practice, and from December 31, 2004 until the Closing, no event shall have occurred or have been threatened, which has or would have a material and adverse effect upon the operations of the Company, the Business or their respective prospects; and none of the Company and the Assets shall have sustained any loss or damage, whether or not insured, that affects materially and adversely the value of the Management Rights.

         6.6 Membership Interest Purchase Agreement Closing. The "Closing" under the Membership Interest Purchase Agreement shall have occurred.

         6.7 Consulting Agreement. The Purchaser shall have executed and delivered to the Company the Consulting Agreement, in the form attached hereto as Exhibit 6.7 (the "Consulting Agreement").

         6.8 Assignment Agreement. Each Seller shall have delivered to the Purchaser a duly executed Assignment.

         6.9 Closing Certificate. At the Closing, Purchaser shall have received copies of the following, in each case certified as of the Closing Date by the managing members of the Company:

                  (a) resolutions of the members of the Company authorizing the execution, delivery and performance of this Agreement and the other agreements that the Company is required to execute and deliver pursuant to the terms of this Agreement; and

                  (b) the signature and incumbency of the managing members of the Company authorized to execute and deliver this Agreement and the other agreements and certificates that the Company is required to deliver on or before the Closing Date pursuant to this Agreement.

         6.10. Opinion of Counsel. Purchaser shall have received from counsel to Sellers an opinion in form and substance as set forth in Exhibit 6.10 attached to this Agreement, addressed to Purchaser and dated as of the Closing Date.

         6.11. Waiver of Conditions. Purchaser may waive any condition of this
Article VI to the extent permitted by applicable law. Such waiver shall not affect Purchaser's remedies under this Agreement with respect to the waived condition, or otherwise.

                    VII. CONDITIONS TO CLOSING BY THE COMPANY

         Except as may be waived in writing by Owners and the Company, the obligations of the Company and the Owners to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

         7.1. Compliance. All of the representations and warranties made by Purchaser contained in Article III of this Agreement shall be true as of the date of this Agreement and as of the time of Closing, except as would not individually or in the aggregate have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement, and Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, except for noncompliance which would not individually or in the aggregate have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement. The Sellers shall have been furnished with a certificate, dated the Closing Date, of a duly authorized officer of Purchaser to the foregoing effect.

         7.2. Secretary's Certificate. At the Closing, the Sellers shall have received copies of the following, in each case certified as of the Closing Date by a Secretary or an Assistant Secretary of Purchaser:

                  (a) resolutions of the board of directors of Purchaser's authorizing the execution, delivery and performance of this Agreement and the other agreements that Purchaser is required to execute and deliver pursuant to the terms of this Agreement; and

                  (b) the signature and incumbency of the officers of Purchaser authorized to execute and deliver this Agreement and the other agreements and certificates that Purchaser is required to deliver on or before the Closing Date pursuant to this Agreement.

         7.3. Consent, Authorizations, Etc. All necessary consents, authorizations, licenses, certifications, permits and approvals from federal, state and local governmental units for the transactions contemplated hereby, and for continued operation of the Business as an ambulatory surgery center following the consummation of the transactions contemplated hereby, shall have been issued to the Company in form and substance reasonably satisfactory to Owners.

         7.4. No Action or Proceeding. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation of, or to seek damages in a material amount by reason of, the transactions contemplated hereby, and no governmental authority shall have asserted that these transactions constitute a violation of law or give rise to liability on the part of Owners.

         7.5. Good Standing Certificate. Purchaser shall have delivered to Owners a good standing certificate issued with respect to Purchaser by the Secretary of the State of Tennessee. Such good standing certificate shall be dated as of a date that is not more than 15 days prior to the Closing Date.

         7.6. Membership Interest Purchase Agreement Closing. The "Closing" under the Membership Interest Purchase Agreement shall have occurred.

         7.7. Consulting Agreement. The Company shall have executed and delivered to Purchaser the Consulting Agreement.

         7.8. Purchase Price. The Sellers shall have received the Initial Purchase Price (less the AH Escrow Amount) and the Escrow Agent shall have received the AH Escrow Amount.

         7.9 Opinion of Counsel. The Sellers shall have received from counsel to Purchaser an opinion in form and substance as set forth in Exhibit 7.9 attached to this Agreement, addressed to the Sellers and dated as of the Closing Date.

         7.10. Waiver of Conditions. Owners and the Company may waive any conditions of this Article VII to the extent permitted by applicable law. Such waiver shall not affect Owners' or the Company's remedies under this Agreement with respect to the waived condition, or otherwise.

                              VIII. INDEMNIFICATION

         The Parties acknowledge and agree that the provisions of Article VIII of the MIPA shall govern and control all indemnification for breaches of the reps, warranties, and covenants contained herein.

Except for remedies of injunctive and provisional relief, if the Closing occurs,
Article VIII of the MIPA shall be the sole and exclusive remedy for breach of, or inaccuracy in, any representation, warranty, or covenant contained herein, or otherwise in respect of the transactions contemplated hereby.

                                 IX. TERMINATION

         9.1. Termination Events. This Agreement may be terminated and the transaction abandoned at any time prior to the Closing Date as follows:

                  (a) By the mutual written consent of Purchasers and the Owners;

                  (b) By the Owners (acting together) or Purchasers if the Closing has not occurred by August 31, 2005.

                  (c) By Purchasers if there has been a material violation or breach of any of the Sellers' covenants contained in this Agreement which has not been waived by Purchasers in writing;

                  (d) By the Owners, if there has been a material violation or breach of any of the Purchaser's covenants contained in this Agreement which has not been waived by Owners in writing.

         9.2. Notice of Termination. In the event of such termination by either Purchaser or Owners pursuant to Section 9.1 hereof, written notice shall forthwith be given to the other party or parties hereto.

         9.3. Consequences of Termination. In the event this Agreement is terminated as provided in Section 9.1 above, (a) Purchaser shall deliver to Owners all documents (and copies thereof in its possession) concerning the Company previously delivered by Owners or the Company to Purchaser; and (b) none of the parties hereto nor any of their respective shareholders, directors, officers, agents or consultants shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages or otherwise, except for any intentional breach of any of the provisions of this Agreement.

                                X. MISCELLANEOUS

         10.1. Schedules and Other Instruments. Each Schedule and Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full.

         10.2. Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the Parties except as may be herein specifically provided to the contrary; provided, however, at the reasonable request and expense of a Party, the other Party or Parties shall execute such additional instruments and take such additional actions as the requesting Party may deem necessary to effectuate this Agreement. In addition and from time to time after Closing, Owners and the Company shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Purchaser reasonably may request, to effectively convey and transfer full right, title and interest to, vest in, and place Purchaser in legal, equitable and actual possession of the Management Rights. Owners and the Company shall also furnish Purchaser with such information and documents in that Party's possession or under that Party's control, or which Owners and the Company can execute or cause to be executed, as will enable Purchaser to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Management Rights. Additionally, each Party hereto shall cooperate with one another and use their respective reasonable efforts to have their respective present directors, officers and employees cooperate with one another on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to matters pertaining to all periods prior to Closing in respect of the items subject to this Agreement, provided that any Party hereto will reimburse the other Parties hereto for all costs and expenses incurred by the other Parties hereto in connection therewith.

         10.3. Consented Assignment. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of the other Party thereto would constitute a breach thereof or in any material way affect the rights of Owners and the Company, as appropriate, thereunder, unless such consent is obtained. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect the rights thereunder of Owners and the Company so that Purchaser would not in fact receive all such rights, the Parties shall cooperate in any reasonable arrangement designed to provide for the Parties the benefits under any such claim, right, contract, license, lease, commitment, sales order or purchase order, including, without limitation, enforcement of any and all rights of Owners and the Company, against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

         10.4. Legal Fees and Costs. In the event a Party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing Party will be entitled to recover such legal expenses, including, without limitation, reasonable attorney's fees, costs and necessary disbursements at all court levels, in addition to any other relief to which such Party shall be entitled.

         10.5. Choice of Law and Venue. The Parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflicts of law provisions. The Parties hereto hereby designate all courts of record sitting in Los Angeles County, California, both state and federal, as the exclusive forums where any action, suit or proceeding in respect of or arising out of this Agreement, or the transactions contemplated by this Agreement shall be prosecuted as to all Parties, their successors and assigns, and by the foregoing designations the Parties hereto consent to the exclusive jurisdiction and venue of such courts.

         10.6. Benefit/Assignment. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns; provided, however, that no Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, further, however, that any Party may, without the prior written consent of the other Party, assign its rights and delegate its duties hereunder to one or more of its affiliates as long as such assignment will not relieve the assigning Party of its obligations hereunder. This Agreement is intended solely for the benefit of the Parties hereto and is not intended to, and shall not, create any enforceable third party beneficiary rights.

         10.7. Cost of Transaction. Except as otherwise provided herein, whether or not the transactions contemplated hereby shall be consummated, the Parties agree as follows: (i) Owners and the Company will pay the fees, expenses, and disbursements of Owners and the Company and their agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii) Purchaser shall pay the fees, expenses and disbursements of Purchaser and its agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto.

         10.8. Confidentiality.

         (a) The information, documents and instruments delivered to Purchaser by Owners and the Company or their agents and the information, documents and instruments delivered to Owners and the Company by Purchaser or its respective agents are of a confidential and proprietary nature. Each of the Parties hereto agrees that both prior and subsequent to the Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by each of the other Parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and will only disclose such information, documents and instruments to its duly authorized officers, directors, representatives and agents. Each of the Parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other Party to this Agreement. Each of the Parties hereto recognizes that any breach of this Section would result in irreparable harm to the other Parties to this Agreement and their affiliates and that therefore each of them shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this Section 10.8, however, shall prohibit the use of such confidential information, documents or information for such governmental filings as in the reasonable opinion of Owners' counsel or Purchaser's counsel are required by law or governmental regulations, provided that reasonable notice is provided to the other Parties.

         (b) The Parties hereto agree that the terms and conditions of this Agreement, and all other agreements and instruments executed and delivered by the respective Parties in connection with this Agreement (the "Transaction Documents") shall remain confidential. Neither Purchaser nor Owners and the Company nor their respective agents and representatives shall distribute the Transaction Documents or any drafts thereof, or any part thereof, to any third party unless required by law to do so or in connection with the required approvals by the LLCs.

         10.9. Public Announcements. The Sellers agree that they shall not release, publish or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of the other Party, except for information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated or required in connection with securities and other laws.

         10.10. Waiver of Breach. The waiver by any Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

         10.11. Notice. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given upon receipt or refusal to accept receipt when delivered personally, upon facsimile (if the sending facsimile machine prints confirmation of receipt by the receiving machine and notice is given by other means permitted by this Section within one business day thereafter) or the next Business Day when sent by overnight courier, with delivery prepaid thereon and overnight delivery specified, or five days after being deposited in the United States mail, with postage prepaid thereon, or certified or registered mail, return receipt requested, addressed as follows:

                  Sellers:                  To the addresses set forth on the signature page.

                  With a simultaneous       Sheppard, Mullin, Richter & Hampton LLP
                  copy to:                  333 South Hope Street, 48th Floor
                                            Los Angeles, California 90071
                                            Attention: Lawrence M. Braun

                  and to                    Guth | Christopher LLP
                                            10866 Wilshire Blvd, Suite 1250
                                            Los Angeles, California 90024
                                            Attention: Theodore E. Guth

                  Purchaser or SARC:        c/o Symbion, Inc.
                                            40 Burton Hills Boulevard, Suite 500
                                            Nashville, Tennessee 37215
                                            Attention:  President

                  With a simultaneous       Waller Lansden Dortch & Davis, PLLC
                  copy to:                  511 Union Street, Suite 2700
                                            Nashville, Tennessee  37219-1760
                                            Attention:  Joseph A. Sowell, III, Esq.

or to such other address, and to the attention of such other person or officer as any Party may designate, with copies thereof to the respective counsel thereof as notified by such Party.

         10.12. Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

         10.13. Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

         10.14. Divisions and Headings. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

         10.15. Survival. All of the covenants and agreements made by the Parties in this Agreement or pursuant hereto in any certificate, instrument or document which are to be performed after closing shall survive the consummation of the transactions described herein and shall not be deemed merged into any instruments or agreements delivered at Closing or thereafter, and no other covenants and agreements shall survive the Closing but shall be deemed merge into any instruments or agreements delivered at Closing.

         10.16. Entire Agreement/Amendment. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the Parties respecting the within subject matter and no Party shall be entitled to benefits other than those specified herein. As between or among the Parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The Parties specifically acknowledge that in entering into and executing this Agreement, the Parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all Parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         10.17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHTS TO DEMAND TRIAL BY JURY.

         10.18. Tax Advice and Reliance. Except as expressly provided in this Agreement, none of the Parties (nor any of the Parties' respective counsel, accountants or other representatives) has made or is making any representations to any other Party (or to any other Party's counsel, accountants or other representatives) concerning the consequences of the transactions contemplated hereby under applicable tax laws. Each Party has relied solely upon the tax advice of its own employees or of representatives engaged by such Party and not on any such advice provided by any other Party hereto.

         10.19. No Rescission. No Party shall be entitled to rescind the transactions contemplated hereby by virtue of any failure of any Party's representations and warranties herein to have been true or any failure by any Party to perform its obligations hereunder.

         10.20. Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, each of which shall be enforceable against the Parties executing such counterparts, and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             PARTHENON MANAGEMENT PARTNERS, LLC


                                             By:
                                                 -------------------------------

                                             Title:
                                                   -----------------------------


                                             -----------------------------------
                                             ANDREW A. BROOKS, M.D.

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Address for Notices



                                            ------------------------------------
                                            RANDHIR S. TULI


                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Address for Notices

                                            SYMBIONARC MANAGEMENT SERVICES, INC.


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

The undersigned joins herein solely for the purposes of Article VIII hereof.

SYMBION AMBULATORY RESOURCE CENTRES, INC.

By:
    --------------------------------

Name:
      ------------------------------

Title:
       -----------------------------

Schedules and Exhibits are omitted in accordance with Item 601(b)(2) of Regulation S-K. Schedules and Exhibits will be provided supplementally by Symbion, Inc. to the Securities and Exchange Commission upon request.